UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2022

Lyell Immunopharma, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40502	83-1300510
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Haskins Way South San Francisco, California	94080
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 650 695-0677

(Former Name or Former Address, if Changed Since Last Report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	LYEL	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 8, 2022, Lyell Immunopharma, Inc. (the “Company”) virtually held its 2022 annual meeting of stockholders (the “Annual Meeting”). Present at the beginning of the Annual Meeting via remote communication or by proxy were the holders of 192,242,640 shares of common stock of the Company, representing 77.79% of the 247,109,683 shares of common stock outstanding as of the close of business on April 12, 2022, the record date for the Annual Meeting, and constituting a quorum for the transaction of business.

At the Annual Meeting, the Company’s stockholders voted on two proposals, each of which is described in more detail in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 28, 2022. The following is a brief description of each matter voted upon and the certified results, including the number of votes cast for or against each matter and, if applicable, the number of votes withheld, abstentions and broker non-votes with respect to each matter.

1.	To elect the following three Class I directors to hold office until the Company’s 2025 annual meeting of stockholders. The voting results were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes	Total
Hans Bishop	160,815,367	2,777,408	28,649,865	192,242,640
Catherine Friedman	159,405,464	4,187,311	28,649,865	192,242,640
Robert Nelsen	147,699,973	15,892,802	28,649,865	192,242,640

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. The voting results were as follows:

Votes For	Votes Against	Abstentions	Total
192,230,812	1,241	10,587	192,242,640

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lyell Immunopharma, Inc.

Date: June 13, 2022	By:	/s/ CHARLES NEWTON
Charles Newton
Chief Financial Officer